Exhibit 32.1

Certifications Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Edgen Group Inc. (the “Company”) on Form 10-K for the period ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Daniel J. O'Leary, Chief Executive Officer of the Company, and David L. Laxton, III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2013	/s/	Daniel J. O'Leary
Daniel J. O’Leary
Chairman and Chief Executive Officer

Dated: March 15, 2013	/s/	David L. Laxton, III
David L. Laxton, III
Executive Vice President and Chief Financial Officer